U.S.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2012

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No
001-33072	SAIC, Inc.	Delaware	20-3562868
1710 SAIC Drive, McLean, Virginia 22102
(703) 676-4300

000-12771	Science Applications International Corporation	Delaware	95-3630868
1710 SAIC Drive, McLean, Virginia 22102
(703) 676-4300

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement.

Science Applications International Corporation (SAIC) entered into an administrative agreement dated August 21, 2012, with the U.S. Army on behalf of all agencies of the U.S. Government, that confirms SAIC’s continuing eligibility to enter into and perform contracts with all agencies of the U.S. Government following SAIC’s previously announced settlement, with the U.S. Attorney’s Office, of investigations relating to SAIC’s contract to develop and implement an automated time and attendance and workforce management system (CityTime) for certain New York City agencies. The Army has determined that the U.S. Government will have adequate assurances under the terms of the administrative agreement and that initiation of suspension or debarment is not necessary to protect the U.S. Government’s interests following SAIC’s settlement of the CityTime matter. Under the terms of the administrative agreement, SAIC has agreed, among other things, to maintain a contractor responsibility program having the specific elements described in the administrative agreement, including retaining a monitor and providing certain reports to the Army. The administrative agreement will continue in effect for five years, provided that SAIC may request earlier termination following completion of three years. Contractor Integrity Solutions, LLC, who has been appointed by the U.S. Attorney’s Office to serve as the monitor as part of SAIC’s settlement of the CityTime matter, will also serve as the monitor under the administrative agreement.

The foregoing description of the administrative agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Administrative Agreement between Science Applications International Corporation and the United States Army on behalf of the U.S. Government, dated August 21, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)		SAIC, INC.

Date: August 21, 2012	By:	/s/ Vincent A. Maffeo
Vincent A. Maffeo
		Its:	Executive Vice President and General Counsel

(Registrant)		SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: August 21, 2012	By:	/s/ Vincent A. Maffeo
Vincent A. Maffeo
		Its:	Executive Vice President and General Counsel

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